EXHIBIT 6

                     Consent of Jorden Burt Boros Cicchetti
                            Berenson and Johnson LLP

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JordenBurt [letterhead]







                                            April 20, 1998









Phoenix Home Life Mutual Insurance Company
One American Row
Hartford, Connecticut 06115


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters' in the Prospectus contained in Post-Effective Amendment No. 14 to the Registration Statement on Form S-6 (File No. 33-6793) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                            Very truly yours,

                            Jorden Burt Boros Cicchetti Berenson & Johnson LLP


                            By /s/ Michael Berenson
                               --------------------------------